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                         [HOGAN AND HARTSON LETTERHEAD]


                                  May 27, 1998



Board of Directors
MindSpring Enterprises, Inc.
1430 West Peachtree Street
Suite 400
Atlanta, GA  30309

Ladies and Gentlemen:

                 We are acting as counsel to MindSpring Enterprises, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-3, filed with the Securities and Exchange Commission relating to the proposed public offering of up to 1,150,000 shares of the Company's common stock, par value $0.01 per share (the "SHARES"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement (as defined herein).

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1. The Registration Statement on Form S-3 (No. 333-51615) as filed with the Securities and Exchange Commission (the "COMMISSION") on May 1, 1998, and Amendments Nos. 1, 2 and 3, thereto, as filed with the Commission on May 8, 1998, May 13, 1998 and May 27, 1998, respectively (such Registration Statement, as amended, referred to herein as the "REGISTRATION STATEMENT").

                 2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on March 30, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
MindSpring Enterprises, Inc.
May 27, 1998
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                 4.       The form of the Underwriting Agreement  between the
                          Company and Donaldson, Lufkin & Jenrette Securities Corporation, J.C. Bradford & Co., Furman Selz LLC, and Wheat First Securities, Inc., as representatives of the Underwriters thereunder, filed as Exhibit 1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

                 5. Resolutions of the Board of Directors of the Company adopted on April 28, 1998 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares to be sold by the Company and arrangements in connection therewith.

                 In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board of Directors of the Company (or a duly appointed pricing committee thereof) approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been
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Board of Directors
MindSpring Enterprises, Inc.
May 27, 1998
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prepared solely for your use in connection with the filing of the Registration
Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ HOGAN & HARTSON L.L.P.

                                        HOGAN & HARTSON L.L.P.